                                                                 EXHIBIT h(3)(e)

                                 AMENDMENT NO. 4
                    MASTER ADMINISTRATIVE SERVICES AGREEMENT

      The Master Administrative Services Agreement (the "Agreement"), dated June 21, 2000, by and between A I M Advisors, Inc., a Delaware corporation, and AIM Equity Funds, a Delaware business trust, is hereby amended as follows:

      Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "APPENDIX A
                                       TO
                    MASTER ADMINISTRATIVE SERVICES AGREEMENT
                                       OF
                                AIM EQUITY FUNDS

PORTFOLIOS                                                                  EFFECTIVE DATE OF AGREEMENT
----------                                                                  ---------------------------
AIM Aggressive Growth Fund                                                        June 1, 2001
AIM Basic Value II Fund                                                          August 29, 2002
AIM Blue Chip Fund                                                                June 1, 2001
AIM Capital Development Fund                                                      June 1, 2001
AIM Charter Fund                                                                  June 1, 2001
AIM Constellation Fund                                                            June 1, 2001
AIM Core Strategies Fund                                                        December 28, 2001
AIM Dent Demographic Trends Fund                                                  June 1, 2001
AIM Diversified Dividend Fund                                                   December 28, 2001
AIM Emerging Growth Fund                                                          June 1, 2001
AIM Large Cap Basic Value Fund                                                    June 1, 2001
AIM Large Cap Growth Fund                                                         June 1, 2001
AIM Mid Cap Growth Fund                                                           June 1, 2001
AIM U.S. Growth Fund                                                             August 29, 2002
AIM Weingarten Fund                                                               June 1, 2001"

      All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated:  May 2, 2003
                                                 A I M ADVISORS, INC.

Attest:  /s/ illegible                           By: /s/ Mark H. Williamson
         ---------------------------                 ---------------------------
            Assistant Secretary                         Mark H. Williamson
                                                        President

(SEAL)
                                                 AIM EQUITY FUNDS

Attest:  /s/ illegible                           By: /s/ Robert H. Graham
         ---------------------------                 ---------------------------
            Assistant Secretary                         Robert H. Graham
                                                        President

(SEAL)